Exhibit 99.1
Astec Industries, Inc.

NEWS RELEASE

1725 Shepherd Rd. - Chattanooga, TN 37421 - Phone (423) 899-5898 - Fax (423) 899-4456

ASTEC INDUSTRIES APPOINTS NEW PRESIDENT AND CHIEF EXECUTIVE OFFICER AND
REPORTS SECOND QUARTER 2019 RESULTS

CHATTANOOGA, Tenn. (July 23, 2019) – Astec Industries, Inc. (Nasdaq: ASTE) announced today the appointment of Mr. Barry Ruffalo as its President and Chief Executive Officer to be effective on August 12, 2019.  Mr. Ruffalo has also been elected to the Board of Directors.  Mr. Ruffalo will join the Board of Directors as a Class I director and will stand for re-election at the Company’s 2020 annual meeting.  On the effective date of Mr. Ruffalo’s appointment, Richard Dorris, Interim Chief Executive Officer, will resume his role as Chief Operating Officer.

Prior to his appointment, Mr. Ruffalo was employed by Valmont Industries, a publicly-traded diversified global producer of highly-engineered fabricated metal products, where he served in Group President roles since 2016, having previously served as its Executive Vice President, Operational Excellence beginning in 2015.  Prior to his work with Valmont Industries, Mr. Ruffalo was employed by Lindsay Corporation, a publicly-traded global leader in proprietary water management and road infrastructure products and services.

“After a comprehensive search that included a number of highly qualified candidates, we are excited to hire Mr. Ruffalo,” said Bill Gehl, Chairman of Astec. “Barry brings a wealth of experience to Astec.  He is a leader that has driven change, understands infrastructure and will add tremendous value.”

“I am excited to join Astec as its CEO and a member of the Board of Directors, said Mr. Ruffalo.  “I look forward to moving forward with measures to make Astec more profitable and agile while building on the strength of its world-class products.”

In addition, the Company reported results for its second quarter ended June 30, 2019.

Net sales for the second quarter of 2019 were $304.8 million compared to $272.5 million for the second quarter of 2018, an 11.8% increase. Domestic sales increased 21.1% to $246.2 million for the second quarter of 2019 from $203.4 million for the second quarter of 2018. International sales decreased 15.3% to $58.6 million for the second quarter of 2019 from $69.1 million for the second quarter of 2018.  During the quarter, the Company recognized $20.0 million of pre-tax profit on the sale of its Hazlehurst, Georgia wood pellet plant.

Net income for the second quarter of 2019 was $23.4 million or $1.03 per diluted share, compared to a net loss of $40.7 million or $1.76 per diluted share for the second quarter of 2018.

Net sales for the first half of 2019 were $630.6 million compared to $598.0 million for the first half of 2018, an increase of 5.5%. Domestic sales increased 7.5% to $509.0 million for the first half of 2019 from $473.5 million for the first half of 2018.  International sales decreased 2.4% to $121.5 million for the first half of 2019 from $124.5 million for the first half of 2018.

Net income for the first half of 2019 was $37.7 million or $1.66 per diluted share, compared to a net loss of $20.4 million or $0.89 per diluted share for the first half of 2018.

The following financial information for the second quarter and first half of 2019 and 2018 excludes all of the impact of wood pellet plant activity on the Company’s results during those periods.  International sales were not impacted by wood pellet plant activity in any period.

Net sales for the second quarter of 2019 were $284.8 million compared to $347.1 million for the second quarter of 2018, a decrease of $62.3 million or 17.9%.  Domestic sales decreased 18.6% to $226.2 million for the second quarter of 2019 from $277.9 million for the second quarter of 2018.

Earnings for the second quarter of 2019 were $8.1 million or $0.36 per diluted share, compared to $24.0 million or $1.03 per diluted share for the second quarter of 2018, a decrease in earnings per share of 65.0%.

Net sales for the first half of 2019 were $610.6 million compared to $672.8 million for the first half of 2018, a decrease of $62.2 million or 9.2%.  Domestic sales decreased 10.8% to $489.0 million for the first half of 2019 from $548.2 million for the first half of 2018.

Earnings for the first half of 2019 were $22.4 million or $0.99 per diluted share, compared to $46.9 million or $2.02 per diluted share for the first half of 2018, a decrease in earnings per share of 51.0%.

Commenting on the quarterly results, Richard Dorris, Interim Chief Executive Officer, stated, “We are pleased the sale of the Hazlehurst, Georgia wood pellet plant completely ended our involvement in the wood pellet plant business.  Our EPS, less the payment received for the wood pellet plant, however, was $0.36 and below our expectations. The lower than expected earnings are a result of lower than projected volume and under absorption of production costs.”
The Company’s backlog at June 30, 2019 was $246.1 million, a decrease of $56.8 million or 18.8% compared to the June 30, 2018 backlog of $302.9 million.  The June 30, 2019 backlog was up 4.1% or $9.6 million compared to the March 31, 2019 backlog of $236.5 million.  Domestic backlog decreased 25.8% to $161.6 million at June 30, 2019 from $217.9 million at June 30, 2018. The international backlog at June 30, 2019 was $84.5 million compared to $85.0 million at June 30, 2018, remaining flat.

Mr. Dorris concluded, “We have experienced reduced demand in the first half of this year, but our ongoing strategic procurement and operational excellence initiatives along with manpower reductions at our most affected subsidiaries will help us maintain and improve profitability even if market conditions do not improve in the short term.”
Consolidated financial information for the second quarter and six months ended June 30, 2019 and additional information related to segment revenues and profits are attached as addenda to this press release.

Investor Conference Call and Web Simulcast

Astec will conduct a conference call today, July 23, 2019, at 10:00 A.M. Eastern Time, to review its second quarter and six-month results as well as current business conditions. The number to call for this interactive teleconference is (877) 407-9210. International callers should dial (201) 689-8049.   Please reference Astec Industries.

The Company will also provide an online Web simulcast and rebroadcast of the conference call. The live broadcast of Astec’s conference call will be available online at the Company’s website: www.astecindustries.com/conferencecalls. An archived webcast will be available for 90 days at www.astecindustries.com.

A replay of the conference call will be available through August 6, 2019 by dialing (877) 481-4010, or (919) 882-2331 for international callers, Replay ID #50107. A transcription of the conference call will be made available under the Investor Relations section of the Astec Industries, Inc. website within 5 business days after the call.

Astec Industries, Inc., (www.astecindustries.com), is a manufacturer of specialized equipment for asphalt road building; aggregate processing; oil, gas and water well drilling and concrete production. Astec's manufacturing operations are divided into three primary business segments: road building, (Infrastructure Group); aggregate processing and mining equipment (Aggregate and Mining Group); and equipment for the extraction and production of fuels and water drilling equipment (Energy Group).
The information contained in this press release contains “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding the future performance of the Company, including statements about the effects on the Company from (i) product demand, (ii) the effect of its strategic procurement and operational excellence initiatives, (iii) efforts to adjust manpower, and (iv) its backlog activity. These forward-looking statements reflect management’s expectations and are based upon currently available information, and the Company undertakes no obligation to update or revise such statements.  These statements are not guarantees of performance and are inherently subject to risks and uncertainties, many of which cannot be predicted or anticipated.  Future events and actual results, financial or otherwise, could differ materially from those expressed in or implied by the forward-looking statements.  Important factors that could cause future events or actual results to differ materially include:  general uncertainty in the economy, oil, gas and liquid asphalt prices, rising steel prices, decreased funding for highway projects, the relative strength/weakness of the dollar to foreign currencies, production capacity, general business conditions in the industry, demand for the Company’s products, seasonality and cyclicality in operating results, seasonality of sales volumes or lower than expected sales volumes, lower than expected margins on custom equipment orders, competitive activity, tax rates and the impact of future legislation thereon, and those other factors listed from time to time in the Company’s reports filed with the Securities and Exchange Commission, including but not limited to the Company’s annual report on Form 10-K for the year ended December 31, 2018.

For Additional Information Contact:

Richard J. Dorris
Interim Chief Executive Officer & Chief Operating Officer
Phone: (423) 867-4210
Fax: (423) 867-4127
E-mail: rdorris@astecindustries.com

or

David C. Silvious
Vice President and Chief Financial Officer
Phone: (423) 899-5898
Fax: (423) 899-4456
E-mail: dsilvious@astecindustries.com

or

Stephen C. Anderson
Vice President, Director of Investor Relations & Corporate Secretary
Phone: (423) 899-5898
Fax: (423) 899-4456
E-mail: sanderson@astecindustries.com

Astec Industries, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30	June 30
	2019	2018
Assets
Current assets
Cash and cash equivalents	$24,905	$65,206
Investments	1,211	1,972
Receivables, net	139,196	144,205
Inventories	360,883	394,789
Prepaid expenses and other	31,340	36,044
Total current assets	557,535	642,216
Property and equipment, net	191,854	185,455
Other assets	99,166	96,165
Total assets	$848,555	$923,836
Liabilities and equity
Current liabilities
Accounts payable - trade	$70,338	$64,702
Other current liabilities	103,598	177,978
Total current liabilities	173,936	242,680
Long-term debt, less current maturities	28,891	1,062
Non-current liabilities	25,120	23,113
Total equity	620,608	656,981
Total liabilities and equity	$848,555	$923,836

Astec Industries, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2019	2018	2019	2018
Net sales	$304,802	$272,528	$630,582	$597,981
Cost of sales	221,352	271,420	470,606	518,868
Gross profit	83,450	1,108	159,976	79,113
Selling, general, administrative & engineering expenses	52,968	51,263	111,316	103,341
Income (loss) from operations	30,482	(50,155)	48,660	(24,228)
Interest expense	(484)	(168)	(1,131)	(318)
Other	387	1,146	911	1,658
Income (loss) before income taxes	30,385	(49,177)	48,440	(22,888)
Income tax expense (benefit)	7,008	(8,503)	10,789	(2,481)
Net income (loss) attributable to controlling interest	$23,377	$(40,674)	$37,651	$(20,407)

Earnings (loss) per Common Share
Net income (loss) attributable to controlling interest
Basic	$1.04	$(1.76)	$1.67	$(0.89)
Diluted	$1.03	$(1.76)	$1.66	$(0.89)

Weighted average common shares outstanding
Basic	22,509	23,061	22,503	23,053
Diluted	22,667	23,061	22,656	23,053

Astec Industries, Inc.
Segment Revenues and Profit (Loss)
For the three months ended June 30, 2019 and 2018
(in thousands)
(unaudited)
	Infrastructure Group	Aggregate and Mining Group	Energy Group	Corporate	Total
2019 Revenues	133,235	106,837	64,730	-	304,802
2018 Revenues	83,202	116,297	73,029	-	272,528
Change $	50,033	(9,460)	(8,299)	-	32,274
Change %	60.1%	(8.1%)	(11.4%)	-	11.8%

2019 Gross Profit	42,689	25,493	15,187	81	83,450
2019 Gross Profit %	32.0%	23.9%	23.5%	-	27.4%
2018 Gross Profit (Loss)	(47,817)	29,042	19,808	75	1,108
2018 Gross Profit (Loss)%	(57.5%)	25.0%	27.1%	-	0.4%
Change	90,506	(3,549)	(4,621)	6	82,342

2019 Profit (Loss)	24,445	8,489	3,138	(13,220)	22,852
2018 Profit (Loss)	(62,734)	12,548	8,477	596	(41,113)
Change $	87,179	(4,059)	(5,339)	(13,816)	63,965
Change %	139.0%	(32.3%)	(63.0%)	(2318.1%)	155.6%

Segment revenues are reported net of intersegment revenues. Segment gross profit (loss) is net of profit on intersegment revenues. A reconciliation of total segment profit (loss) to the Company's net income (loss) attributable to controlling interest is as follows (in thousands):

	Three months ended June 30
	2019	2018	Change $
Total profit (loss) for all segments	$22,852	$(41,113)	$63,965
Recapture of intersegment profit	509	345	164
Net loss attributable to non-controlling interest	16	94	(78)
Net income (loss) attributable to controlling interest	$23,377	$(40,674)	$64,051

Astec Industries, Inc.
Segment Revenues and Profit (Loss)
For the six months ended June 30, 2019 and 2018
(in thousands)
(unaudited)
	Infrastructure Group	Aggregate and Mining Group	Energy Group	Corporate	Total
2019 Revenues	288,229	213,368	128,985	-	630,582
2018 Revenues	230,296	235,364	132,321	-	597,981
Change $	57,933	(21,996)	(3,336)	-	32,601
Change %	25.2%	(9.3%)	(2.5%)	-	5.5%

2019 Gross Profit	78,196	51,038	30,666	76	159,976
2019 Gross Profit %	27.1%	23.9%	23.8%	-	25.4%
2018 Gross Profit (Loss)	(14,536)	58,331	35,095	223	79,113
2018 Gross Profit (Loss)%	(6.3%)	24.8%	26.5%	-	13.2%
Change	92,732	(7,293)	(4,429)	(147)	80,863

2019 Profit (Loss)	39,683	17,166	6,532	(26,690)	36,691
2018 Profit (Loss)	(47,882)	25,658	13,088	(10,652)	(19,788)
Change $	87,565	(8,492)	(6,556)	(16,038)	56,479
Change %	182.9%	(33.1%)	(50.1%)	(150.6%)	285.4%

Segment revenues are reported net of intersegment revenues. Segment gross profit (loss) is net of profit on intersegment revenues. A reconciliation of total segment profit (loss) to the Company's net income (loss) attributable to controlling interest is as follows (in thousands):

	Six months ended June 30
	2019	2018	Change $
Total profit (loss) for all segments	$36,691	$(19,788)	$56,479
Recapture (elimination) of intersegment profit	888	(764)	1,652
Net loss attributable to non-controlling interest	72	145	(73)
Net income (loss) attributable to controlling interest	$37,651	$(20,407)	$58,058

Astec Industries, Inc.
Backlog by Segment
June 30, 2019 and 2018
(in thousands)
(unaudited)
	Infrastructure Group	Aggregate and Mining Group	Energy Group	Total
2019 Backlog	94,855	87,904	63,333	246,092
2018 Backlog	105,888	128,342	68,662	302,892
Change $	(11,033)	(40,438)	(5,329)	(56,800)
Change %	(10.4%)	(31.5%)	(7.8%)	(18.8%)

GLOSSARY
In its earnings release, Astec refers to various GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures.  These non-GAAP measures may not be comparable to similarly titled measures being disclosed by other companies.  Non-GAAP financial measures should be considered in addition to, and not in lieu of, GAAP financial measures.  Nonetheless, this non-GAAP information can be useful in understanding the Company’s operating results and the performance of its core businesses.
The amounts described below are unaudited, reported in thousands of U.S. dollars (except share data), and as of or for the periods indicated.
Second Quarter 2019	As Reported (GAAP)	Impact of Pellet Plants	As Adjusted (Non-GAAP)
Net Sales	304,802	20,000	284,802
Domestic Sales	246,213	20,000	226,213
GM	83,450	20,000	63,450
GM%	27.4%	100.0%	22.3%
Income Tax Expense (1)	7,008	4,731	2,277
Net Income	23,377	15,269	8,108
EPS	1.03	0.67	0.36

Year to Date June 30, 2019
Net Sales	630,582	20,000	610,582
Domestic Sales	509,042	20,000	489,042
GM	159,976	20,000	139,976
GM%	25.4%	100.0%	22.9%
Income Tax Expense (1)	10,789	4,731	6,058
Net Income	37,651	15,269	22,382
EPS	1.66	0.67	0.99

Second Quarter 2018	As Reported (GAAP)	Impact of Pellet Plants	As Adjusted (Non-GAAP)
Net Sales	272,528	(74,522)	347,050
Domestic Sales	203,388	(74,522)	277,910
GM	1,108	(80,923)	82,031
GM%	0.4%	-	23.6%
Income Tax (Benefit) Expense (1)	(8,503)	(16,258)	7,755
Net Income (Loss)	(40,674)	(64,665)	23,991
EPS	(1.76)	(2.80)	1.03

Year to Date June 30, 2018
Net Sales	597,981	(74,778)	672,759
Domestic Sales	473,464	(74,778)	548,242
GM	79,113	(84,341)	163,454
GM%	13.2%		24.3%
Income Tax (Benefit) Expense (1)	(2,481)	(17,011)	14,530
Net Income (Loss)	(20,407)	(67,330)	46,923
EPS	(0.89)	(2.92)	2.02

(1) Tax effect on adjustments is calculated using the applicable jurisdictional blended tax rate